UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2018

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway Suite 1200 Dallas TX. 75240

(Address of principal executive offices, including zip code)

972-663-9483

(Registrant’s telephone number, including area code)

118 West 5th Street Covington, KY 41011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2018, Greenfield Farms Food, Inc. (the “Company”) entered into Asset Purchase Agreement (the “Agreement”) with Ngen Technologies USA, Corp., a Texas corporation (“Ngen”) and Ngen Technologies Korea, LTD. (“Nkor”). The Company, Ngen and Nkor are referred to as the Parties. Pursuant to the Agreement, the parties agreed that the Company would purchase assets of Ngen related to Nkor’s design and manufacturing of proprietary 3D mobile display module for the smartphone and other telecom OEM’s. The 3D module once installed during the MCD or OLED manufacturing stage, allows the display of 3D content without the use of 3D glasses (the “NKOR Business”). In consideration for the purchase the Company issued $7 million promissory note (the “Note”) with a balloon maturity date of January 16, 2022. The Note carries a 5% per annum interest rate, with quarterly payments. Ngen and Nkor are controlled by our officers and directors.

The foregoing descriptions of the Agreement and the Note and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 and 10.2, respectively, to, and incorporated by reference in, this report.

On January 18, 2018, the Company issued a press release relating to the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 16, 2018, the Company completed the acquisition of the assets of the Nkor Business (see Item 1.01). The Company, among other assets, purchased the proprietary technology, manufacturing know-how, customers, purchase orders, contracts, inventory, accounts receivable and fixed assets, in exchange for the issuance of the Note (see Item 1.01).

Item 8.01 OTHER EVENTS.

On January 12, 2018, the Board of Directors (the “Board”) of the Company approved a recapitalization of the Company’s common stock (the “Recapitalization”). The Board has authorized the Company thru June 30, 2018, to restructure the outstanding shares of common stock in a range, whereby, between 350 and 500 shares of common stock will be exchanged for 1 share of common stock. The Board also approved a reduction in the authorized shares of common stock from 6,450,000,000 to 250,000,000 at the time of the Recapitalization.

On December 19, 2017, a complaint (the “Complaint”) was filed against the Company and Ronald Heineman (“Heineman”) in the Superior Court of California, County of San Diego by Luke Zouvas (“Zouvas”) and Noho, Inc. (“Noho”). Heineman is the former CEO of the Company. Zouvas and Noho (the “Plaintiffs) filed the Complaint related to an Asset Purchase Agreement (the “APA”) and claim; misrepresentation, promise without intent to perform, rescission and injunctive relief. On December 22, 2017, the Plaintiff’s motion for a Temporary Restraining Order (“TRO”) was denied. On December 27, 2017, the case was moved to the United States District Court, Southern District of California, where once again, the Plaintiff’s motion for a TRO was denied on January 16, 2018.The Complaint references an APA entered into between Cherry Hill Financial, LLC a subsidiary of NOHO, Inc. and the Company. Closing obligations and conditions under the APA did not materialize resulting in the APA not closing.

On January 17, 2018, the Company issued a press release relating to the Recapitalization and Complaint. A copy of the press release is furnished herewith as Exhibit 99.2.

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 16, 2018

10.2	Promissory Note issued January 16, 2018

99.1	Press release dated January 18, 2018

99.2	Press release dated January 17, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Dated: January 18, 2018	By:	/s/ Jason Koo
Jason Koo
Chief Executive Officer

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